Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-43565, 333-61437 and 333-57083 and Form S-8, Files Nos. 33-50012, 33-55804, 33-49979,
33-56103, 333-16041, 333-58007 and 333-57661 of our reports dated August 21,
1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1998.

September 28, 1998
New York, New York